EX 10.1


                         Consulting Services Agreement

This Consulting Agreement ["the Agreement"] entered into on the date herein below set forth adjacent to the signatures of the parties executing the same between Defined Holding Corporation as agent for Public Securities Service, Inc., ["PSS"] a California corporation, at 9530 E. Imperial Highway, Suite K, Downey, CA 90242-3041, and Senior Care Industries, Inc., 410 Broadway, 2nd Floor, Laguna Beach, CA 92651 [hereinafter referred to as "Client"].

Whereas Client requires the services of PSS to facilitate the public trading of its stock; and

Whereas PSS is in the business of facilitating the drafting and filing of documents for the Securities & Exchange Commission and other regulatory agencies and stock exchanges through its retained professionals; and

Whereas PSS has the ability to provide market maker services for Client after approval for trading of securities;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Responsibilities and Warranties of PSS: PSS hereby agrees to perform consulting and advisory services for the Client in conjunction with the development of a full blue sky securities registration package for the sale, to the public, of the securities of Client and other similar matters upon the fully negotiated terms and conditions set forth herein and will provide the following services:

         A. Form 10-SB Development: To retain securities counsel for Client to prepare for filing all the required documents with regards to the full registration under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ["the Exchange Act"] with the Securities & Exchange Commission ["SEC"] for Client included but not limited to the following:

(1) Form 10-SB, Form 10QSB and Form 10-KSB for the first year following the filing of the Form 10-SB;
(2)  Form 211 to initiate or resume OTC Bulletin Board service;
(3) A Small Cap application to NASDAQ Stock Market, when appropriate and if the Client is a going concern and not a developmental stage company; (4)
(4)  All additional Regulatory Filings; and
(5)  Any comment letters to be answered on Client's behalf.

         B. NASD and SEC Comment Letter Support: The preparation of an application to the National Association of Securities Dealers [NASD] and assistance for Client in responding to any and all comment letters from the SEC and/or NASD incident to the filing of the Client's Form 10-SB as outlined above.



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         C. Audit Services: To obtain for Client an independent Certified Public
Accountant [CPA] to prepare (1) the required audited financial statement (unless additional audits are required for the Form 10-SB.

2. Client's Responsibilities & Warranties: Client agrees to provide to PSS all information necessary together with any documents which may be requested by PSS or such professionals as PSS may retain in connection with this Agreement to facilitate the work which PSS has agreed to perform under the terms hereof. Client shall be solely responsible for the accuracy of the information and representations made in any document prepared by PSS and/or its retained professionals.

3. Consideration: Client shall pay to Defined Holding Corporation as Agent for PSS for the services a consulting fee of 50,000 shares of common stock of Client. Such shares shall be subject to registration by Client on Form S-8 within 7 days of the completion of PSS's initial work and PSS shall complete the S-8 Registration Statement at its sole expense.

Additionally, Client shall pay directly to the retained professionals the following fees:

(1) To Brian Dvorak, Esq. through Globalwide Investment Services, Inc. for consulting services in connection with the drafting and filing of the Form 10SB for client and for legal opinions in connection therewith, 7,000 shares of common stock of Client.

(2) To American Accounting and Auditing, Inc. for consulting services in connection with supplying the services set forth hereinbelow, 50,000 shares of common stock of Client. The services which shall be performed by American Accounting & Auditing, Inc. shall be as follows:

     a. Increasing market awareness for Client's stock throughout the retail and institutional brokerage community;

     b. Seeking strategic alliances for the company with other public and private sector companies which might enhance market capitalization of the company or help establish viable distribution channels for it's products and services.

     c. Arranging telephone conferences (where appropriate) for company representatives to discuss the business of the company with retail and institutional brokers, clients, analysts and representatives.

     d. Providing a working liaison between the company and Public Relation and Investor Relations community to further expand the awareness of the company and it's products and services to the public in general.

     e. introducing the company to suitable investment banking community members to achieve a secondary offering.



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4. Costs: In addition to the compensation set forth in Paragraph 3 above, Client shall pay directly any filing fees required to be submitted with any registration, filing, membership application, self-regulatory agency fees, bonding, fingerprinting or testing expenses, all of which must be paid directly by Client when requested by PSS.

Client must issue checks in full payment of any such fees, payable to the appropriate payee in the appropriate amount and return the checks to PSS together with all properly executed documents.

5. TIMELY REVIEW BY CLIENT: BE WARNED THAT SOME AGENCIES DO NOT ACCEPT DOCUMENTS WHICH HAVE BEEN NOTARIZED MORE THAN 30 DAYS PRIOR TO THEIR SUBMISSION. ANY DOCUMENT THAT REQUIRES REVISION DUE TO THE CLIENT'S FAILURE TO RETURN THEM DULY EXECUTED AND WITH PAYMENT AS REQUIRED WITHIN THE TIME FRAME SET FORTH ABOVE, MAY FIND THAT THE DOCUMENTS MUST BE REVISED AND REEXECUTED.

6. Circumstances incident to filing of documents: PSS does not accept responsibility for any occurrence resulting from Federal and/or State processing backlogs, agency computer breakdowns or other circumstances which may cause a delay in the processing of documents with any such agency. PSS agrees to use its best efforts to secure registration for Client but cannot guarantee that any registration will be granted.

7. Indemnification: In the event litigation is instituted against Client naming PSS as a co-defendant for any reason, Client hereby agrees to indemnify and hold harmless PSS, its partners, employees, agents, representatives, retained professionals, their assigns and controlling persons from any loss, claim, damages, liabilities, costs and expense in any suit, proceeding and/or claim arising from the cost of investigating, preparing and defending the submissions made by PSS based upon information which was obtained from Client and submitted on forms prepared by PSS and/or its retained professionals. This said Paragraph 7 shall survive the expiration or termination of this Agreement.

8. Independent Contractor Status: Client acknowledges that PSS shall perform its services under the provisions of this Agreement as an Independent Contractor and not as an employee or an affiliate of Client.

9. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

10. Entire Agreement: This Agreement contains the entire agreement between the parties hereto and supersedes any prior understanding, written or oral, respecting the subject matter hereof. The failure of PSS to insist upon strict performance of any term of this Agreement shall not be construed by Client as a waiver at any time of the rights, remedies or indemnification, all of which shall remain in full force and effect from the time of the execution hereof.

11. Binding Effect: This Agreement shall be binding upon the heirs, executors, administrators, assigns of the parties hereto and Client shall not assign its rights hereunder or delegate its duties under any of the terms hereof without the prior written consent of PSS, which consent will not be unreasonably withheld.



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12. Attorney's Fees and Costs: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to receive its reasonable attorney's fees and costs in connection therewith.

13. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

14. Governing Law: This Agreement shall be governed by the Laws of the State of California and the venue for the resolution of any dispute arising hereunder shall be in Los Angeles County, California, Southeast Judicial District in Norwalk, California.

15. Independent Advise of Counsel: Client acknowledges and agrees that it has received the independent advise of counsel prior to executing this Agreement and that counsel has explained to Client the terms of this Agreement and their legal ramifications. Client further understands and agrees that PSS does not render legal advise or offer legal assistance. All requests for legal advise by Client will be referred to legal counsel for a proper legal opinion. Accordingly, no statements or representations by PSS, partners, employees, agents, representatives, retained professionals, their assigns and controlling persons, should be construed to be legal advise and PSS advises Client to always consult with its own attorneys regarding the legalities of all investment offerings, registrations and filings.


IN WITNESS HEREOF, the parties above have caused this Agreement to be duly executed at Downey, California on the day and year set forth below.

Defined Holding Corporation as Agent for PUBLIC SECURITIES SERVICES, INC.


By: /s/ Lawrence R. Young                 Date: 9/30/99
    ---------------------------
    Lawrence R. Young

CLIENT:
Name: SENIOR CARE INDUSTRIES, INC.

By: /s/ Stephen Reeder                     Date: 9/30/99
    ---------------------------
    Officer:Chief Executive Officer
    Name: Stephen Reeder

PSS Initial            Client  Initial


PSS Initial            Client  Initial